                                 LEASE AGREEMENT

      This Lease Agreement (this "Lease") is made as of the 24th day of
February, 2003, by and between VKM II LLC a Florida limited liability company
(the "Landlord") and FIRESTONE COMMUNICATIONS, INC., a Delaware corporation (the
"Tenant").

                                   WITNESSETH

      The Landlord owns that certain real property located at 6125 Airport
Freeway, Haltom City (Fort Worth) Tarrant County, Texas 76117 (which real property is more particularly described herein as the "Premises"), and desires to lease and let the same to Tenant, and Tenant desires to lease and take the same from Landlord.

      NOW, THEREFORE, in consideration of the rent to be paid, the mutual covenants and agreements herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Landlord hereby leases and rents to Tenant and Tenant hereby leases and rents from Landlord the Premises upon the terns, provisions and conditions hereinafter set forth:

      1.    PREMISES. The "Premises" are the land and improvements thereon generally described above and constituting approximately 1.38 acres of real property with a two-story building utilized for commercial offices, warehouse apace, storage space and television studios (22,349 square feet of office space and 20,113 square feet of warehouse space), and being more particularly described in Exhibit A attached hereto and made a part hereof.

      2.    TERM. The term (the "Term") of this Lease shall be for a period of five (5) years, beginning on February 24, 2003, and terminating at 11:59 p.m. on
February 23, 2008. Any right to extend the Term shall be as set forth in the schedule attached hereto as Exhibit B.

      3.    NET RENT. The Tenant shall pay to the Landlord, as rent for the
Premises, an amount equal to $5.00 per square foot for the total gross square footage of the building (office and warehouse space), on a triple net basis (as adjusted from time to time, the "Net Rent"). During the first year of the Term, the Net Rent shall be Two Hundred Twelve Thousand Three Hundred Ten and No/100
Dollars ($212,310.00) annually, payable in installments of Seventeen Thousand
Six Hundred Ninety-Two and 50/100 Dollars ($17,692.50) per month, plus applicable sales tax, such rent to be paid in advance on the first day of each month during the Term, without setoff or deduction. During the first year of the
Term, Tenant shall pay Net Rent to Landlord quarterly in the form of shares of common stock of Tenant equal to the quarterly Net Rent then due, based on a price of $2.00 per share. Any increases in Net Rent shall be as set forth in the schedule attached hereto as Exhibit C. All payments of Net Rent shall be made at Landlord's address as herein provided or such other place as Landlord may designate in writing. If Landlord has not received the full amount of the monthly installment of Net Rent by the tenth (10) day of any calendar month,
Tenant shall pay to Landlord a late charge equal to Five Hundred Dollars
($500.00). The late charge will be immediately due and payable, but wilt only be assessed once for each late payment. Tenant shall farther pay to Landlord a fee of Fifty Dollars ($50.00) for each check tendered to Landlord for rent that is dishonored. Rent shall bear interest at the applicable statutory rate from the time rent is due.

      4.    SECURITY DEPOSIT. At the Landlord's option, Tenant shall be required to deposit a security deposit (the "Deposit") with Landlord in an amount equal to one month's Net Rent. The Deposit, or a notice of Landlord's intent to impose a claim on the Deposit, shall be sent to the Tenant within thirty (30) days after Tenant surrenders and vacates the Premises. Landlord is permitted to claim as a deduction front such Deposit (i) all charges for cleaning, repairing and/or painting any part of the Premises due to the damage caused by Tenant or any invitee, licensee or other person, (ii) the cost of repairing or replacing fixtures and appliances, including plumbing and electrical fixtures and outlets, in the Premises due to the damage or loss caused by Tenant or any invitee, licensee or other person, and (iii) other amounts necessary to compensate
Landlord for delinquent and additional or unpaid rent and other sums owed by
Tenant under this Lease. If any portion of the Security Deposit is used or applied as permitted above. Tenant shall, within fifteen (15) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Tenant shall not be entitled to interest on the Deposit. Landlord shall not be required to keep the Deposit in a separate account. The Deposit may not be used or applied by Tenant to cover a rent payment for any reason whatsoever without the prior written consent of
Landlord.

      5.    TAXES. (a) As additional rent, Tenant shall pay, as the same becomes due and payable, all taxes, assessments, duties, impositions and burdens
(hereinafter referred to as "Taxes") assessed, charged or imposed upon the
Premises or any building thereon, ox upon the owner or occupier thereof, including any past due Taxes that may be currently due, and shall promptly deliver to the Landlord a receipt or other evidence satisfactory to Landlord of the payment and discharge of such Taxes. The Taxes for the last year of this
Lease shall be prorated between the Landlord and the Tenant based on the number of days in the Term falling within the tax year in question (e.g., the calendar year for ad valorem real property taxes), with the Tenant being responsible for all such Taxes for the days falling within the Term hereof. The Tenant shall pay all Taxes directly to the governmental agency or agencies administering the assessment and collection of the same. Notwithstanding the above, Landlord may at any time elect to pay Taxes, on behalf of Tenant, directly to such governmental agency or agencies. In the event Landlord elects to directly pay
Taxes, or in the event Tenant cannot pay Taxes directly and Landlord does so on
Tenant's behalf, then Tenant shall reimburse Landlord for the full amount of such Taxes paid by Landlord on Tenant's behalf. All Taxes due by Tenant under this paragraph shall be deemed to be additional rent, and Tenant shall pay to
Landlord any applicable sales tax relating to the same at the time payments are made on account of Taxes. In the event that at any time during the Term of this
Lease Landlord fails to collect Taxes from Tenant, such failure shall not be deemed to be a waiver of Landlord's right to later seek payment on account of such Taxes at any time during the Term hereof or subsequent to the expiration of this Lease.

      (b)   Tenant shall pay all taxes assessed, charged or imposed upon its personal property, including without limitation, any ad valorem personal property taxes and any taxes relating to its stock in trade kept on the
Premises, and shall abide by all valid laws, rules and regulations of governmental authorities relating to such taxes with respect to the operation of the business operated on the Premises by Tenant, including without limitation, sales taxes.

                                        2

      6.    REPAIR AND MAINTENANCE. Tenant shall be solely responsible for all repair and maintenance of the Premises, which shall require Tenant, at its sole cost and expense, to make all necessary repairs and replacements to the
Premises, ordinary and extraordinary, including, without limitation, the maintenance, repair or replacement of the interior, exterior, driveways, parking areas, roof, plumbing, heating and air conditioning system and other systems.
Such repairs and replacements shall be made promptly, us and when necessary. All repairs and replacement shall be in quality and class at least equal to the original work. As part of the required maintenance, Tenant hereby agrees to keep the Premises clean, attractive and in good order and condition and to keep the areas surrounding the Premises, if any, including driveways, sidewalks and parking areas free of unlicensed, wrecked or dismantled vehicles, trash, ice and all other hazardous substances and conditions. On default of the Tenant in making such repairs and replacements or performing such maintenance, the
Landlord may, but shall not be required, to make such repairs and replacements or perform Such maintenance for the Tenant's account, and the expense thereof shall constitute and be collectible as additional rent, payable to Landlord on
Landlord's demand.

      7.    ALTERATIONS. Tenant may make improvements and/or alterations to the
Premises, provided Tenant provides Landlord, for Landlord's review and approval, with plans and specifications for such improvements and/or alterations. Landlord may withhold approval for such improvements and/or alterations in its sole discretion, or may condition its consent to such improvements and/or alterations in such a way or manner as Landlord may elect in its sole discretion.
Notwithstanding the above, Tenant shall not be required to obtain Landlord's prior consent to painting and non-structural interior improvements to the
Premises. All work undertaken by Tenant shall be performed in a professional, workmanlike manner and in compliance with the applicable building codes. Unless otherwise agreed, such improvements shall remain with the Premises at the conclusion or sooner termination of the Term as the sole property of Landlord.

      8.    NO LIENS. Tenant agrees that it will make full and prompt payment of all sums necessary to pay for the cost of all repairs, alterations, improvements, changes, or other work done by the Tenant to the Premises and further agrees to indemnify and save harmless the Landlord from and against any and all such costs and liabilities incurred by the Tenant and against any and all mechanic's, materialmen's or laborer's liens arising out of or from such work or the cost thereof which may be asserted, claimed or charged against the
Premises. Anything in this Lease to the contrary notwithstanding, it is the agreement of the parties that any lien for work or improvement made by the
Tenant to the Premises shall extend solely to the leasehold interest of the
Tenant hereunder and not to the Landlord's interest in the Premises. At
Landlord's election, a memorandum or short form of this Lease, a form of which is attached hereto as Exhibit D, shall be recorded in the public records of the county in which the Premises is located to give notice of the above stated
agreement.

      9.    UTILITIES. Tenant shall pay, at its own cost and expense, for all water, sewer, electrical, gas, telephone, cable, fiber optic conduit and any other utility service used by Tenant in connection with the operation of the
Premises, and Tenant shall be responsible for any deposits related to the same.

                                        3

      10.   INSURANCE. Tenant covenants and agrees that from and after the delivery of the premises from Landlord to Tenant, Tenant will carry and maintain, at Tenant's sole cost and expense, the following types of insurance and such other types of insurance as required by Landlord from time to time, in the amounts specified and in the form hereinafter provided for:

            A.    Public Liability and Property Damage. Comprehensive general public liability and property damage insurance in form and amounts satisfactory to Landlord insuring against any and all liability of the insured with respect to the Premises or arising out of the maintenance, use or occupancy thereof. All such persona] injury liability insurance and property damage liability insurance shall specifically insure the performance by Tenant of the indemnity provisions set forth herein as to liability for injury to or death of persons and injury or damage to property.

            B.    Tenant Improvements. Insurance covering all Tenant's leasehold improvements, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and personal property of others in
      Tenant's possession in an amount not Less than the full replacement cost without deduction for depreciation from time to time during the Term of this Lease, providing protection against any peril included within the classification "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of paragraph 12 hereof.

            C.    Policy Form. All policies of insurance provided for herein shall be issued by insurance companies satisfactory to Landlord with general policy holders' rating of not less than A and a financial rating of AAA as rated in the most current available "Best Insurance Reports", and qualified to business in the State of Texas, and shall be issued in the names of Landlord, Tenant and such other person or firms as Landlord specifies from time to time. Such policies shall contain a waiver of the right of subrogation against the Landlord Such policies shall be for the mutual and joint benefit and protection of Landlord, Tenant and others hereinabove mentioned, and executed copies of such policies of insurance or certificates thereof shall be delivered to the Landlord no later than upon delivery of possession of the Premises to Tenant and thereafter within fifteen (15) days prior to the expiration of the term of each such policy. All public liability and property damage policies shall contain a provision that the Landlord, although named as an insured shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence or misconduct of the Tenant. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by the Tenant in like manner and to like extent. All policies of insurance delivered to the Landlord must contain a provision that the company writing said policy will give to the Landlord fifteen (15) days notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which the
      Landlord may carry. On default of Tenant keeping any such insurance in force, the Landlord may, but shall not be required, to

                                        4

      obtain such insurance, and the expense there of shall constitute and be collectible as additional rent, payable to Landlord on Landlord's demand.

      11.   INDEMNIFICATION. Tenant shall and does hereby agree to indemnify, defend and hold harmless Landlord from any and all claims, suits, damages, actions of causes of actions arising during the Term of this Lease for any personal injury, loss of life or property damage sustained in or about the
Premises by reason of or as a result of Tenant's use and occupancy of the
Premises or Tenant's failure to comply with the requirements of this Lease, including but not limited to repairing and maintaining the Premises. Tenant's, indemnification shall include all costs, attorneys' fees, expenses and liabilities incurred in connection with the defense of any such claim and the investigation thereof.

      12.   DAMAGE OR DESTRUCTION. If the Premises, or a portion thereof, shall be rendered untenantable by reason of damage or destruction thereof by fire, casualty or disaster during the Term of this Lease, this Lease shall remain in full force and effect, except as hereinafter provided, and the rent provided for in paragraph 3 hereof shall abate in proportion to the areas of the Premises rendered untenantable from the date of the happening of the fire, casualty or disaster, up to the date of the restoration of the Premises unless Tenant is able to conduct its usual business on that portion of the Premises that remains tenantable. If at the date of the happening of the fine, casualty or disaster,
Tenant shall have paid rent for a period beyond such date, Tenant shall be entitled to a proportionate refund. In case the damage to the Premises by fire or other casualty is so extensive that repairs cannot, in Landlord's opinion, be completed with reasonable diligence within one hundred twenty (120) days or as to practically amount to the total destruction of the Premises, this Lease shall, at the option of either party hereto, terminate and the rent shall be apportioned to the date of such termination. Notwithstanding the above, Tenant shall have no right to terminate this Lease if the aforesaid damage is caused by the negligence or misconduct of Tenant.

      13.   REMOVAL OF EQUIPMENT AND FIXTURES. All trade fixtures and equipment which are installed or placed on the Premises by or at the expense of Tenant shall remain the property of Tenant, and Tenant shall remove the same by the expiration of the Term, except that Landlord shall have the right to direct that they be left at the Premises if Tenant is in default in any of its obligations hereunder. In the event such removal shall injure or damage any part of the
Premises, Tenant agrees to promptly repair such damage at its own expense.

      14.   SUBLETTING OR ASSIGNMENT. Tenant may not assign this Lease without the prior written consent of Landlord, which may be withheld in the sole discretion of the Landlord. In the event Landlord consents to any assignment, no such assignment shall relieve the Tenant herein named of any of its obligations under this Lease, and all assignees shall be bound by the terms and provisions of this Lease. Landlord's consent to any assignment shall not constitute a waiver of Landlord's right to withhold consent to any subsequent assignment.
Tenant may sublet any part of the Premises without the prior written consent of
Landlord and retain the rental revenue derived from any such sublet. No such subletting shall relieve the Tenant herein named of any of its obligations under this Lease.

                                        5

      15.   QUIET ENJOYMENT. Landlord covenants that if Tenant shall pay the rental and perform its agreements hereunder as and when required, Landlord shall protect and defend against any interference with the Tenant's use and enjoyment of the Premises during the Term of this Lease.

      16.   SUBORDINATION AND ATTORNMENT. Tenant's rights under this Lease shall for all purposes and at all time be junior, subject and subordinate to any mortgage which presently, or may in the future, encumber the Premises. The provisions of this paragraph shall be self-operating and this subordination shall not require any further instruments or documentation from Tenant; however,
Tenant agrees to promptly execute any certificate that may be requested by
Landlord, or any mortgagee having or planning to acquire a mortgage lien on the
Premises, regarding the status of this Lease as between Tenant and Landlord.
Tenant further agrees to attorn to any purchaser who succeeds to the interest of
Landlord hereunder.

      17.   COMPLIANCE WITH LAWS. Tenant shall comply with all laws, statutes, ordinances, rules, orders, regulations, and requirements of the federal, state and local governments, and of any and all their departments and bureaus, applicable to the Premises, the condition thereof and with respect to the conduct of Tenant's business therein.

      18.   EMINENT DOMAIN OR CONDEMNATION PROCEEDINGS. If the whole of the
Premises, or such portion as will make, in Landlord's opinion, the Premises unusable for the purpose herein leased, be condemned by any legally constituted authority for any public use or purpose, then in either of such events the Term hereby granted shall terminate from the time when possession thereof is taken by public authorities, and rent shall be apportioned as between Landlord and Tenant as of that date, Such termination, however, shall be without prejudice to the rights of Landlord to recover compensation and damages caused by condemnation from the condemnor, and Landlord shall be entitled to all proceeds in connection therewith (except that Tenant shall have the right to make separate claims for its moving expenses and for business interruption). If only a portion of the
Premises are taken so as not to tender the Premises untenantable, this Lease shall continue in force as to the remaining portion of the Premises and in such event the rent thereafter payable by Tenant shall be adjusted and prorated in the ratio which the value of the Premises remaining after such condemnation bears to the value of the Premises immediately preceding the condemnation. Any partial taking of the Premises which involves more than 25% of the frontage or parking area shall at the option of the Landlord, constitute the equivalent of the entire talking of the Premises.

      19.   HAZARDOUS TRADE OR OCCUPATION. Tenant agrees that no hazardous trade or occupation shall be permitted or conducted on the Premises and nothing will be done or permitted or nothing will be kept on or about the Premises that shall increase the risk of hazard of fire or other damage. Tenant further covenants not to conduct any business which is contrary to or in violation of the laws of the United States America or of the State of Texas or of the local laws and ordinances of the jurisdiction in which the Premises are located.
Notwithstanding the provisions of this paragraph or any other paragraph of this
Lease, Tenant shall not keep, maintain or place upon the Premises any substance designated as or containing components designated as hazardous, dangerous, toxic or harmful and/or subject to regulation under any Federal, State or local law, regulation or ordinance. Tenant shall and does hereby agree to indemnify, defend and hold harmless Landlord against any and all liability, claims or actions
(including attorneys' fees and costs) arising from any violation of this paragraph and in the event of any such violation shall bear all costs of cleanup
and

                                        6

removal of any substance required by Landlord whether during the Term or after the expiration thereof.

      20.   DEFAULT. If any rent requited by this Lease shall not be paid when due or if the Tenant shall fail to keep or shall violate any other condition, stipulation or agreement herein contained on the part of Tenant to keep and perform, and if such failure or violation shall continue for a period of ten
(10) days after delivery of written notice of same from Landlord to Tenant, or if Tenant shall became bankrupt or insolvent or file any debtor proceedings or take or have taken against Tenant in any court, pursuant to any statute either of the United States of America or any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant shall abandon the
Premises or suffer this Lease to be taken under any writ of execution, then the
Landlord shall have the option, in addition to all other remedies at law or equity, to:

                  (i)   terminate this Lease, resume possession of the property
            for its own account, and recover immediately from the Tenant the difference between the rent specified in this Lease and the fair market value of the Premises for the remainder of the Term, reduced to present worth; or

                  (ii)  resume possession of the Premises and re-lease or rent the Premises for the remainder of the Term or part thereof on such terms and conditions as Landlord shall elect, for the account of the
            Tenant, and recover from the Tenant at the end of the Term or at the time each payment of rent comes due under this Lease as the Landlord may choose, the difference between (i) the rent specified in this
            Lease, and (ii) the rent received on the re-leasing or renting net of any expenses associated with such re-leasing or renting, including without limitation, decorating and repair expenses and brokerage commissions.

In either event, the Landlord shall also recover all expenses incurred by reason of the default, including reasonable attorneys' fees and costs, whether suit be brought or not, and if suit shall have been brought, including all attorneys'
fees and costs in connection with any bankruptcy or appellate proceedings.

      21.   OPTION TO EXTEND. If Tenant is provided the right to extend the Term of this Lease, as provided in Exhibit B hereof, such extension shall be subject to the same terms and conditions as are herein set forth, except for any rent adjustment provided elsewhere herein. If Tenant shall desire to exercise any such option to extend, it shall give written notice thereof to Landlord at least one hundred twenty (120) days prior to the commencement of the extended Term, time being of the essence. If such notice is not given within such time period,
Tenant shall be deemed to have waived its right to extend the Term hereof.

      22.   GOVERNING LAW. This Lease shall constitute a Texas contract and be construed according to the laws of the State of Texas.

      23.   EXERCISE OF RIGHTS AND NOTICE The exercise of any right, privilege, duty or obligation of any party hereto or the giving of any notice permitted or required hereunder shall be in

                                        7

writing and either (i) personally delivered, or (ii) mailed via certified United
States mail, postage prepaid, return receipt requested, or(iii) forwarded via federal Express or other reputable overnight courier, and in each case addressed to the other party at the following respective addresses:

      Landlord:   VKM II LLC
                  2022 Hendricks Avenue
                  Jacksonville, Florida 32202
                  Attention: Raymond K. Mason, Sr.

      Tenant:     Firestone Communications. Inc.
                  6125 Airport freeway, Suite 200
                  Fort Worth, Texas 76117
                  Attention: Leonard L. Firestone

or such future changed address of which notice has been given to the other party in writing in accordance with the above provision. Receipt of any notice shall be deemed to have occurred (i) upon delivery when personally delivered, (ii)
three days after mailing when sent via United States certified mail, and (iii)
one day after deposit with Federal Express or other reputable overnight courier.

      24.   LIABILITY OF LANDLORD. The term "Landlord" as used in this Lease means only the owner for the time being of the Premise so that in the event of any sale of the Premises or an assignment of this Lease by Landlord, or demise of such Premises by Landlord, Landlord shall be entirely freed and relieved of all future obligations of Landlord hereunder; and it shall be deemed without further agreement between the parties that the purchaser assignee or lessee has assumed and agreed to perform all of the obligations of Landlord hereunder.
Notwithstanding anything else herein contained to the contrary, Landlord shall be under no personal liability with respect to any provisions of this Lease, and if Landlord is in default with respect to any obligations under this Lease,
Tenant shall look solely to the Premises and to Landlord's interest therein for satisfaction for Tenant's remedies.

      25.   ENTRY AND INSPECTION. Tenant shall permit Landlord or Landlord's agents to enter the Premises at reasonable times and upon reasonable notice
(except in the case of emergency) for the purpose of inspecting the Premises or showing the same to prospective tenants purchasers, or for making necessary repairs, or for taking possession if Tenant has surrendered or abandoned the
Premises, or as otherwise permitted by Texas law.

      26.   RULES AND REGULATIONS. Tenant agrees to abide by any and all reasonable rules and regulations from time to time issued by Landlord.

      27.   SIGNAGE. Tenant shall not erect or maintain any signage on or about the Premises without the prior written approval of Landlord. Landlord reserves the right to require Tenant's signage to be consistent with signage used in connection with any other improvements in the vicinity of the Premises owned or maintained by Landlord. In no event shall Tenant be entitled to any signage apart from the building constituting the Premises or signage that may be conserved as being "off-site" under any applicable law, ordinance or rule.

                                        8

      28.   END OF TENANCY. The Tenant will yield up the Premises at the termination of this Lease in as good and tenantable condition as was the
Premises at the beginning of the Tenant's occupancy, reasonable wear and tear excepted.

      29.   NO WAIVER. Except as may be provided by statute, the payment or receipt of rent shall not waive or affect any notice, demand, suit or judgment or in any manner waive, affect, change, modify or altar Landlord's rights or remedies.

      30.   NO BROKERS. Tenant represents and warrants to Landlord that no party is entitled to a brokerage or leasing commission in connection with this Lease or the Premises. Tenant shall and does hereby agree to indemnify defend or hold harmless Landlord from and against any claim, liability or expense (including attorneys' fees and costs) arising from or in connection with a breach of this representation or warranty.

      31.   AS IS CONDITION. It is agreed that Tenant has made an inspection of the Premises and accepts the same in its "AS IS, WHERE IS, WTTH ALL FAULTS"
condition. Landlord makes no representation or warranty as to the condition of the Premises, express or implied.

      32.   BINDING EFFECT. The provisions of this Lease shall be binding on and inure to the benefit of the parties, their legal representatives, successors and permitted assigns.

      33.   ENTIRE AGREEMENT. This Lease contains all of the agreements and representations between the parties. None of the terms of this Lease shall be waived or modified to any extent, except by written instrument signed and delivered by both parties.

      34.   SEVERABILITY. If any provision of this Lease shall be declared invalid or unenforceable, the remainder of this Lease shall continue in full force and effect.

      35.   COUNTERPARTS. This Lease may be executed in one or more
counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

      36.   RECORDING OF LEASE. Except as herein provided, this Lease shall not be recorded.

      37.   TIME IS OF THE ESSENCE TIME is of the essence for purposes of construing the terms and conditions of this Lease.

                                        9

      IN WITNESS WHEREOF, the parties have executed this instrument under seal the day and year first above written.

Signed, sealed and delivered            HISPANIC TELEVISION NETWORK, INC. D/B/A
in the presence of:                     FIRESTONE COMMUNICATIONS, INC.

/s/ David E. Jakuboski                  By /s/ Leonard L. Firestone
------------------------------------      --------------------------------------
Name: David E. Jakuboski                Leonard L. Firestone, Chairman and CEO
     -------------------------------

------------------------------------
Name:
     -------------------------------

Signed, sealed and delivered            VKM II LLC
in the presence of:

/s/ John R. Smith Jr.                   By /s/ Raymond K. Mason
------------------------------------      --------------------------------------
Name: John R. Smith Jr.                 Raymond K. Mason, Sr., as Trustee of the
     -------------------------------    Varina Knight Mason Testamentary
                                        Trust II, the Managing Member
/s/ Charles H. Keller
------------------------------------
Name: Charles H. Keller
     -------------------------------

                                       10

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

           (Describe Premises by legal description and/or site plan)

Signed, sealed and delivered            VKM II LLC
in the presence of;

                                        By /s/ Raymond K. Mason
------------------------------------      --------------------------------------
Name:                                   Raymond K. Mason, Sr., as Trustee of the
     -------------------------------    Varina Knight Mason Testamentary
                                        Trust II, the Managing Member

------------------------------------
Name:
     -------------------------------

STATE OF
        ----------------------------
COUNTY OF
         ---------------------------

      The foregoing instrument was acknowledged before me this______day of
February, 2003, by Leonard L. Firestone, the Chairman and CEO of Hispanic
Television Network, Inc. d/b/a Firestone Communications, Inc., a Delaware
corporation, on behalf of the corporation. He is personally known to me or has produced __________________as identification.

------------------------------------
Print Name:
           -------------------------------
Notary Public, State and County Aforesaid
My Commission Expires:
Commission No.:

STATE OF
        ----------------------------
COUNTY OF
         ---------------------------

      The foregoing Instrument was acknowledged before me this_____day of
February, 2003, by Raymond K. Mason. Sr., the trustee of the Varina Knight Mason
Testamentary Trust II, on behalf of the trust. He is personally known to me or has produced__________________as identification.

------------------------------------
Print Name:
           -------------------------
Notary Public, State and County Aforesaid
My Commission Expires:
Commission No.:

                                       17

                      FIRST MODIFICATION TO LEASE AGREEMENT

      This FIRST MODIFICATION TO LEASE AGREEMENT ("Agreement") is made effective as of the 7th day of October, 2003 (the "Effective Date" ), by and between VKM
II LLC., a Florida limited liability company ("Landlord"), and FIRESTONE
COMMUNICATIONS, INC., a Delaware corporation ("Tenant").

                                    RECITALS

      A.    Landlord and Tenant are parties to that certain Lease Agreement (the
"Lease Agreement") dated February 24, 2003, pursuant to which Tenant leases from
Landlord the real property and improvements located at 6125 Airport Freeway,
Haltom City (Fort Worth), Tarrant County, Texas 76117.

      B.    Tenant has requested certain modifications to the Lease Agreement and Landlord is willing to make such modifications, upon the terms and conditions hereinafter set forth.

      C.    Capitalized terms used herein and not otherwise defined herein shall have the same definitions herein as they have in the Loan Agreement.

                                    AGREEMENT

      For and in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Landlord agree as follows:

            1.    Recitals: Reconfirmation. The foregoing recitals are confirmed by the parties as true and correct and are incorporated herein by reference. The recitals are a substantive, contractual part of this Agreement. Tenant hereby restates and confirms to Landlord each of its covenants, representations, agreements, grants and warranties contained in the Lease Agreement and in all other documents executed in connection therewith.

            2.    No Waiver. Except as expressly modified herein, all terms, conditions, rights and obligations as set out in the Lease Agreement are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed.

            3.    Modification to Lease Agreement. Tenant and Landlord hereby amend and restate Section 3 of the Lease Agreement in its entirety to read as follows:

            "3.   NET RENT. The Tenant shall pay to the Landlord, as rent for the Premises, the aggregate annual rent amount described below for the total gross square footage of the building (office and warehouse space), on a triple net basis (as adjusted from time to time, the "Net Rent").
      During the first year of the Term, the Net Rent shall be Two Hundred
      Twelve Thousand Three Hundred Ten and No/100 Dollars ($212,310.00)
      annually, payable in installments of Seventeen Thousand Six Hundred
      Ninety-Two and 50/100 Dollars ($17,692.50) per month, plus applicable sales tax,

      such rent to be paid in advance on the first day of each month during the
      Term, without setoff or deduction. During the second year of the Term, the
      Net Rent shall be One Hundred Thousand and No/100 Dollars ($100,000.00)
      annually, payable in installment of Eight Thousand Three Hundred
      Thirty-Three and 34/100 Dollars ($8,333.34) per month, plus applicable sales tax, such rent to be paid in advance on the first day of each month during the second year of the Term, without setoff or deduction. During the third year of the Term, the Net Rent shall be One Hundred Fifty
      Thousand and No/100 Dollars ($l50,000.00) annually, payable in installments of Twelve Thousand Five Hundred and 00/100 Dollars
      ($12,500.00) per month, plus applicable sales tax, such rent to be paid in advance on the first day of each month during the third year of the Term, without setoff or deduction. During the fourth year of the Term, the Net
      Rent shall be Two Hundred Thousand and No/100 Dollars ($200,000.00)
      annually, payable in installments of One Thousand Six Hundred Sixty-Six and 67/100 Dollars ($16,666.67) per month, plus applicable sales tax, such rent to be paid in advance on the first day of each month during the fourth year of the Term, without setoff or deduction. During the fifth year of the Term, the Net Rent shall be Two Hundred Fifty-Four Thousand
      Seven Hundred Seventy-Two and No/100 Dollars ($254,772.00) annually, payable in installments of Twenty-One Thousand Two Hundred Thirty One and
      00/100 Dollars ($21,231.00) per month, plus applicable sales tax, such rent to be paid in advance on the first day of each month during the fifth year of the Term, without setoff or deduction. During the first year of the Term, Tenant shall pay Net Rent to Landlord quarterly in the form of shares of common stock of Tenant equal to the quarterly Net Rent then due, based on a price of $2.00 per share. All payments of Net Rent shall be made at Landlord's address as herein provided of such other place as
      Landlord may designate in writing. If Landlord has not received the full amount of the monthly installment of Net Rent by the tenth (10) day of any calendar month, Tenant shall pay to Landlord a late charge equal to Five
      Hundred Dollars ($500.00). The late charge will be immediately due and payable, but will only be assessed once for each late payment. Tenant shall further pay to Landlord a fee of Fifty Dollars (S50.00) for each check tendered to Landlord for rent that is dishonored. Rent shall bear interest at the applicable statutory rate from the time rent is due."

            4.    Miscellaneous.

                  (a)   This Agreement may be executed in a number of identical
counterparts which, taken together, shall constitute collectively one (1)
agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged.

                  (b)   Any future waiver, alteration, amendment or modification
of any of the provisions of the Lease Agreement or this Agreement shall not be valid or enforceable unless in writing and signed by all parties, it being expressly agreed that neither the Lease Agreement, nor this Agreement can be modified orally, by course of dealing or by implied agreement. Any delay by
Landlord in enforcing its rights after an event of default shall not be a release or waiver of the event of default and shall not be relied upon by the
Tenant as a release or waiver of the default.

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                  (c)   This Agreement shall be binding upon and shall inure to
the benefit of the parties hereto and their respective successors and assigns.

                  (d)   The headings of paragraphs in this Agreement are for
convenience of reference only and shall not in any way affect the interpretation or construction of this Agreement.

                  (e)   This Agreement shall be governed by and construed in
accordance with the laws of the State of Texas without regard to conflict of law principles to the extent they would apply the law of another state or jurisdiction.

                  (f)   For purposes of this Agreement and the Lease Agreement,
the addresses for notice to Tenant and Landlord are as follows:

                  TENANT:

                  Firestone Communications, Inc.
                  6125 Airport Freeway
                  Fort Worth, Texas 76117
                  Attention: Leonard L. Firestone

                  LANDLORD:

                  VKM II LLC
                  2022 Hendricks Avenue
                  Jacksonville, Florida 32202
                  Attention: Raymond K. Mason, Sr.

Tenant and Landlord may change such address by sending written notice to the other in accordance with the Lease Agreement.

            5.    FINAL AGREEMENT. THIS AGREEMENT AND THE LEASE AGREEMENT
REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WTTH RESPECT TO THE SUBJECT
MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR ORAL OR WRITTEN,
OR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES. THERE ARE NO
UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                                    * * * * *

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      EXECUTED and DELIVERED as of the Effective Date.

                                        TENANT:

                                        FIRESTONE COMMUNICATIONS, INC.

                                        By: /s/ Leonard L. Firestone
                                           -------------------------------------
                                           Leonard L. Firestone
                                           Chairman and Chief Executive Officer

                                        LANDLORD:

                                        By: /s/ Raymond K. Mason
                                           -------------------------------------
                                           Raymond K. Mason,  Sr., as Trustee
                                           of the Varina Knight Mason
                                           Testamentary Trust II, the
                                           Managing Member

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